     As filed with the Securities and Exchange Commission on August 31, 1998
                                         Registration Statement No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3

                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               SAPIENT CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

           DELAWARE                                    04-3130648
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                             ----------------------

                              DEBORAH ENGLAND GRAY
                                 GENERAL COUNSEL
                               SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.


         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                             ----------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------

                                                               Proposed       Proposed
   Title of Each Class of                        Amount        Maximum         Maximum
Securities to be Registered                      to be         Offering       Aggregate        Amount of
                                               Registered       Price       Offering Price    Registration
                                                              Per Share                            Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share........   205,315      $42.25(1)      $8,674,559(1)       $2,559
----------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on August 28, 1998.

                             ----------------------

         THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 31, 1998


PROSPECTUS

                               SAPIENT CORPORATION


                         205,315 SHARES OF COMMON STOCK

                              ---------------------

         This Prospectus covers the offer and sale (the "Offering") of up to 205,315 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Sapient Corporation (the "Company"). The Shares may be offered and sold from time to time for the account of certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Shares were issued to the Selling Stockholders in connection with the acquisition by the Company of all of the outstanding capital stock of Studio Archetype, Inc. ("Studio") on August 25, 1998. See "The Acquisition."

         The Company will not receive any of the proceeds from the sale of the Shares covered by this Prospectus. The Company will bear all costs (excluding any underwriting discounts and commissions or expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Shares), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, fees and expenses of counsel for the Company, fees and expenses of accountants for the Company and blue sky fees and expenses.

         The Shares covered by this Prospectus may be sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, in the over-the-counter market or on any exchange on which the Shares may be listed, through the writing of options on the Shares, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

         The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

         The Company's Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "SAPE." On August 28, 1998, the closing sale price of the Common Stock on Nasdaq was $41.625 per share.

                             ----------------------

               THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
                OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                              ---------------------

               The date of this Prospectus is September __, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Company is required to file electronic versions of certain documents through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 13, 1998, as amended by Form 10-K/As filed with the Commission on March 18, 1998 and March 30, 1998;

                  (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 14, 1998;

                  (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 13, 1998;

                  (iv) The Company's Current Report on Form 8-K dated March 17, 1998, filed with the Commission on March 18, 1998;

                  (v) The Company's Current Report on Form 8-K dated August 25, 1998, filed with the Commission on August 31, 1998; and

                  (vi) The Company's Registration Statement on Form 8-A, filed with the Commission on March 26, 1996, as amended by Form 8-A/A on March 28, 1996.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to August 31, 1998 (the date of the initial filing of the Registration Statement of which this Prospectus is a part) and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: Sapient Corporation, One Memorial Drive, Cambridge, Massachusetts 02142, Attention: Secretary, Telephone: (617) 621-0200.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this Prospectus and in the documents incorporated herein by reference constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For this purpose, any statements contained herein or incorporated herein by reference that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein.

                                   THE COMPANY

         Sapient is a leading provider of business and information technology solutions implemented on a fixed-price, fixed-timeframe basis. Using client/server and Web-based technologies, Sapient offers a variety of services designed to help clients rapidly achieve their business objectives, including implementation and integration of packaged software solutions, custom software development, implementation of enterprise resource planning ("ERP") systems, production support, and business and operational consulting. Sapient targets clients in information-intensive industries, including Financial Services, Energy Services, Manufacturing, Communications, Health Care and Government.

         Sapient delivers services using its proprietary QUADD (Quality Design and Delivery) process. QUADD is a workshop-based methodology that emphasizes active client participation to help visualize, prioritize and create time-critical business and technology solutions. The Company believes that the QUADD process is an important competitive differentiator that allows Sapient and its clients to better understand the clients' business needs, and to design, develop, integrate and implement solutions that address those needs. The QUADD process consists of four stages:
RIP workshop, Design, Implementation and Production. The RIP (Rapid Implementation Plan) workshop is designed to rapidly identify the client's needs and develop a strategy and action plan to meet those needs. The Design workshop focuses on outlining the proposed process changes and required information technology solutions. The Implementation stage primarily involves the development and testing of the new applications or enhancements to third-party packaged software applications or existing Sapient-developed solutions. The Production stage primarily involves the maintenance, enhancement and support of the solution after it is operational.

         In December 1997, Sapient acquired EXOR Technologies, Inc. ("EXOR"), a Dallas-based consulting and systems integration firm recognized as a leader in implementing ERP solutions using Oracle applications. In August 1998, Sapient acquired Studio, a San Francisco-based company which provides consultation and design services in the areas of Internet website design, brand and identity design, user interface design, content development and 3D modeling and animation.

         The Company's executive offices are located at One Memorial Drive, Cambridge, MA 02142, and its telephone number is (617) 621-0200. Sapient(R), QUADD(R) and RIP(R) are registered servicemarks of Sapient and Studio Archetype(R) is a registered servicemark of Studio, a whollyowned subsidiary of Sapient.

                                  RISK FACTORS

         The Shares offered hereby involve a high degree of risk. In addition to the other information included or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus. Except for the historical information contained herein or incorporated herein by reference, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties. The cautionary statements contained or incorporated by reference in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear or are incorporated by reference in this Prospectus. The Company's actual results could differ materially from those discussed here. Important factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein or incorporated herein by reference.

MANAGEMENT OF GROWTH

         The Company's growth has placed significant demands on its management and other resources. The Company's revenues increased approximately 84% in 1997 from $49 million in 1996 to $90 million in 1997. Revenues for the first six months of 1998 increased approximately 70% over the comparable period of the prior year. The Company's staff increased from 677 full-time employees at June 30, 1997 to 1,035 at June 30, 1998. The Company's ability to manage its growth effectively will require it to continue to develop and improve its operational, financial and other internal systems, as well as its business development capabilities and to train, motivate and manage its employees. In addition, the Company's future success will depend in large part on its ability to continue to set fixed-price fees accurately, maintain high rates of employee utilization and maintain project quality. The Company's management has limited experience managing a business of the Company's size or managing a public company. If the Company is unable to manage its growth and projects effectively, such inability could have a material adverse effect on the quality of the Company's services and products, its ability to retain key personnel and its business, financial condition and results of operations.

RISKS RELATED TO ACQUISITIONS

         In December 1997, the Company completed the acquisition of EXOR and in August 1998, the Company completed the acquisition of Studio. The anticipated benefits from any acquisition, including Sapient's acquisitions of EXOR and Studio, may not be achieved unless the operations of the acquired business are successfully combined with those of Sapient in a timely manner. The integration of acquisitions requires substantial attention from management. The diversion of the attention of management, and any difficulties encountered in the transition process, could have an adverse impact on the Company's business, financial condition and results of operations. In addition, the process of integrating various businesses could cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses, which could have an adverse effect on the Company's business, financial condition and results of operations.

NEED TO ATTRACT AND RETAIN PROFESSIONAL STAFF

         The Company's business is labor intensive. The Company's success will depend in large part upon its ability to attract, retain, train and motivate highly-skilled employees, particularly project managers and other senior technical personnel. There is significant competition for employees with the skills required to perform the services the Company offers. Qualified project managers and senior technical staff are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that the Company will be successful in attracting a sufficient number of highly-skilled employees in the future, or that it will be successful in retaining, training and motivating the employees it is able to attract, and any inability to do so could impair the Company's ability to adequately manage and complete its existing projects and to bid for or obtain new projects. If the Company's employees are unable to achieve expected performance levels, the Company's business, financial condition and results of operations could be adversely affected.

POSSIBLE VOLATILITY OF STOCK PRICE

         The trading price of the Common Stock could be subject to wide fluctuations in response to quarterly variations in operating results, changes in earnings estimates by analysts, announcements of new contracts or service offerings by the Company or its competitors, general economic or stock market conditions unrelated to the Company's operating performance and other events or factors.

SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS

         The Company's revenues and results of operations will be influenced by general economic conditions. In the event of a general economic downturn or a recession in the United States, Europe or Asia, the Company's clients and potential clients may substantially reduce their information technology and related budgets. Such an economic downturn may materially and adversely affect the Company's business, financial condition and results of operations.

CUSTOMER CONCENTRATION; DEPENDENCE ON LARGE PROJECTS

          The Company has derived, and believes that it will continue to derive, a significant portion of its revenues from a limited number of large clients. In 1997, the Company's five largest clients accounted for approximately 31% of its revenues, with three clients each accounting for more than 5% of such revenues. For the first six months of 1998, the Company's five largest clients accounted for approximately 37% of its revenues, with no client accounting for more than 10% of such revenues. The volume of work performed for specific clients is likely to vary from year to year, and a major client in one year may not use the Company's services in a subsequent year. The loss of any large client could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, revenues from a large client may constitute a significant portion of the Company's total revenues in a particular quarter.

         Most of the Company's fixed-price contracts are terminable by the client following limited notice and without significant penalty. The cancellation or a significant reduction in the scope of a large project could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, while the QUADD process is designed as an integrated approach, each stage of the QUADD process represents a separate contractual commitment at the end of which the client may elect not to proceed to the next stage. A decision by any large client not to proceed with a project to the stage anticipated by the Company could also have a material adverse effect on the Company's business, financial condition and results of operations.

FIXED-PRICE CONTRACTS

         An important element of the Company's strategy is to enter into fixed-price, fixed-timeframe contracts, rather than contracts in which payment to the Company is determined on a time and materials basis. Consistent with this strategy, the Company intends to provide its ERP system implementation services, which historically have been provided by EXOR on a time and materials basis, on a fixed-price, fixed-timeframe basis. The Company's failure to accurately estimate the resources required for a project (including an ERP system implementation, with respect to which the Company has limited experience) or its failure to complete its contractual obligations in a manner consistent with the project plan upon which its fixed-price, fixed-timeframe contract was based would adversely affect the Company's overall profitability and could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has been required to commit unanticipated additional resources to complete certain projects, which has resulted in losses on certain contracts. The Company recognizes that it will experience similar situations in the future. In addition, for certain projects the Company may fix the price before the design specifications are finalized, which could result in a fixed price that turns out to be too low and therefore adversely affect the Company's profitability.

EMERGING MARKETS; DEPENDENCE ON PRINCIPAL SERVICE OFFERINGS

         The Company has derived a significant portion of its revenues from projects based primarily on client/server and Web-based architectures. These markets are continuing to develop and are subject to rapid change. The Company's near-term success is dependent in part on the continued acceptance of information processing systems using client/server and Web-based architectures. Any factors negatively affecting the acceptance of such technology could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's success will also depend in part on its ability to develop information technology solutions which keep pace with continuing changes in technology, evolving industry standards and changing client preferences. There can be no assurance that the Company will be successful in addressing these developments on a timely basis or that if addressed the Company will be successful in the marketplace. The Company's failure to address these developments could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

         The markets for the Company's services are highly competitive. The Company believes that it currently competes principally with consulting and software integration firms, application software vendors and internal information systems groups. Many of these companies have significantly greater financial, technical and marketing resources than the Company and generate greater revenues and have greater name recognition than the Company. In addition, there are relatively low barriers to entry into the Company's markets and the Company has faced, and expects to continue to face, additional competition from new entrants into its markets.

         The Company believes that the principal competitive factors in its markets include quality of service and deliverables, speed of development and implementation, price, project management capability and technical and business expertise. The Company believes that its ability to compete also depends in part on a number of competitive factors outside its control, including the ability of its competitors to hire, retain and motivate project managers and other senior technical staff, the development by others of software that is competitive with the Company's products and services and the extent of its competitors' responsiveness to client needs. There can be no assurance that the Company will be able to compete successfully with its competitors.

INTELLECTUAL PROPERTY RIGHTS

         The Company's success is dependent, in part, upon its proprietary QUADD methodology and other intellectual property rights. The Company relies upon a combination of trade secret, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect its proprietary rights. The Company enters into confidentiality agreements with its employees, generally requires that its consultants and clients enter into such agreements, and limits access to and distribution of its proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights.

         A portion of the Company's business involves the development of software applications for specific client engagements. Ownership of such software is the subject of negotiation and is frequently assigned to the client, with the Company frequently retaining a license for certain uses. Issues relating to the ownership of and rights to use software applications can be complicated and there can be no assurance that disputes will not arise that affect the Company's ability to resell or reuse such applications.

         Although the Company believes that its services and products do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future, or that if asserted any such claim will be successfully defended. A successful claim against the Company could materially and adversely affect the Company's business, financial condition and results of operations.

CONCENTRATION OF CONTROL

         Messrs. Greenberg and Moore, the Company's co-Chairmen of the Board of Directors and co-Chief Executive Officers, beneficially own approximately 46% of the Company's outstanding Common Stock. As a result, these stockholders have the ability to substantially influence and may effectively control, the outcome of corporate actions requiring stockholder approval, including the election of directors. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company.

DEPENDENCE ON KEY PERSONNEL

         The Company's success will depend in large part upon the continued services of a number of key employees, including its founders and co-Chairmen of the Board of Directors and co-Chief Executive Officers, Jerry A. Greenberg and
J. Stuart Moore. The Company's employment contracts with Messrs. Greenberg and Moore and with the Company's other key personnel provide that employment is terminable at will by either party. The loss of the services of either of Messrs. Greenberg or Moore or of one or more of the Company's other key personnel could have a material adverse effect on the Company. In addition, if one or more of the Company's key employees resigns from the Company to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on the Company's business, financial condition and results of operations. In the event of the loss of any such personnel, there can be no assurance that the Company would be able to prevent the unauthorized disclosure or use of its technical knowledge, practices or procedures by such personnel.

VARIABILITY OF QUARTERLY OPERATING RESULTS

         The Company's revenues and earnings may fluctuate from quarter to quarter based on such factors as the number, size and scope of projects in which the Company is engaged, the contractual terms and degree of completion of such projects, any delays incurred in connection with projects, employee utilization rates (particularly utilization rates of employees who specialize in certain third-party applications or architectures and of recently hired employees), the adequacy of provisions for losses, the accuracy of estimates of resources required to complete ongoing projects, and general economic conditions. A high percentage of the Company's operating expenses, particularly personnel and rent, are relatively fixed in advance of any particular quarter. As a result, unanticipated variations in the number, or progress toward completion, of the Company's projects or in employee utilization rates may cause significant variations in operating results in any particular quarter and could result in losses for such quarter. An unanticipated termination of a major project, a client's decision not to proceed to the stage of a project anticipated by the Company or the completion during a quarter of several major client projects, could require the Company to maintain underutilized employees and could therefore have a material adverse effect on the Company's business, financial condition and results of operations.

EFFECTS OF YEAR 2000 ISSUE

         Although the Company does not believe that Year 2000 issues will have a significant impact on the Company's internal operations or on solutions developed by the Company for clients where the Company has provided an express warranty regarding the Year 2000 issue, there can be no assurance that the Company will not experience interruptions of operations because of Year 2000 problems or become involved in disputes with clients regarding Year 2000 problems involving solutions developed or implemented by the Company or the interaction of such solutions with other applications. Year 2000 problems could require the Company to incur unanticipated expenses, and such expenses could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the purchasing patterns of clients or potential clients may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds being available to purchase services offered by the Company.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

         The Company will bear all costs (excluding any underwriting discounts and commissions or expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Shares), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, fees and expenses of counsel for the Company, fees and expenses of accountants for the Company, and blue sky fees and expenses.

                                 THE ACQUISITION

         Pursuant to a series of stock purchase agreements (the "Purchase Agreements"), each dated as of August 25, 1998, the Company acquired all of the outstanding common stock of Studio on August 25, 1998. As a result of the Acquisition, Studio became a wholly owned subsidiary of Sapient. The Acquisition will be treated as a taxable purchase and sale of Studio shares for U.S. income tax purposes and will be accounted for under the purchase method of accounting.

         In consideration for the Studio stock, Sapient issued an aggregate of 498,314 shares of Sapient common stock (the "Purchase Price Shares"), which were valued at approximately $24.4 million based on the last sale price of Sapient Common Stock on the Nasdaq National Market on August 25, 1998, and paid an aggregate of $250,000 in cash to the former stockholders of Studio. 49,829 of the Purchase Price Shares were placed in escrow to secure the indemnification obligations of certain of the Selling Stockholders.

         Sapient has agreed to use its best efforts to register 351,815 of the Purchase Price Shares for resale by the former Studio stockholders at various dates during the next twelve months. The Shares covered by this registration statement represent approximately one-third of the Purchase Price Shares issued to the five principal stockholders of Studio and all of the Purchase Price Shares issued to the 16 other stockholders of Studio.

                              SELLING STOCKHOLDERS

         The following table sets forth, to the knowledge of the Company, certain information, as of August 25, 1998, with respect to the Selling Stockholders.

         None of the Selling Stockholders holds any position or office with, has been employed by, or has otherwise had a material relationship with the Company or any of its subsidiaries within the past three years, except that in connection with the acquisition of Studio, the Company entered into an employment letter with Clement Mok, formerly Chairman, President and Chief Identity Architect of Studio, providing for his employment as Chief Creative Officer of Sapient and with each of Mark Crumpacker, Chief Executive Officer and Executive Creative Director of Studio, Peter Rack, Chief Financial Officer and Secretary of Studio, Eric Wilson, Senior Vice President of Studio and Todd Holcomb, Vice President of Operations of Studio, providing for their continued employment by Studio in positions similar to those held by them prior to the Acquisition and at their current rate of compensation. The employment relationships are not for a stated term but are "employment at will" relationships. In connection with the Purchase Agreements, certain of the Selling Stockholders also entered into non-competition and non-solicitation agreements with the Company or Studio and the Company lent to each Selling Stockholder funds to facilitate the payment of taxes by such Selling Stockholder.


                                              Percentage of                                             Percentage of
                         Number of Shares    Shares of Common                       Number of Shares   Shares of Common
                         of Common Stock         Stock                              of Common Stock         Stock
                           Beneficially       Beneficially       Number of Shares     Beneficially       Beneficially
   Name of Selling         Owned Prior        Owned Prior to     of Common Stock      Owned After         Owned after
     Stockholder          to Offering(1)     Offering (1)(2)      Offered Hereby     Offering(1)(2)     Offering (1)(2)
   ---------------       ---------------    -----------------    ---------------    ----------------   ----------------

Clement Mok...........      219,583                *                89,591             129,992               *

Mark Crumpacker.......      139,754                *                56,989              82,765               *

Peter Rack............       27,931                *                11,398              16,533               *

Eric Wilson...........       19,402                *                 7,912              11,490               *

Amanda North..........       17,403                *                17,403                _                  _

Todd Holcomb..........        4,216                *                 1,726               2,490               *

Judith Hoogenboom.....        2,521                *                 2,521                _                  _

Samantha Fuetsch......        2,514                *                 2,514                _                  _

Lillian Svec..........        2,442                *                 2,442                _                  _

John Grotting.........        1,955                *                 1,955                _                  _

Gregg Heard...........        1,608                *                 1,608                _                  _

Chuck Adsit...........        1,325                *                 1,325                _                  _

Greg Shoemaker........        1,260                *                 1,260                _                  _

Grant Peterson........        1,232                *                 1,232                _                  _

Victoria Bracewell-
Short.................        1,028                *                 1,028                _                  _

Other Selling
Stockholders: (6 persons,
each of whom holds less
than 1,000 shares of the
outstanding Common
Stock)................        4,411                *                 4,411                _                  _

--------------------
* Less than one percent of the number of shares of Common Stock outstanding.

(1) The number of Shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The Selling Stockholders have sole voting power and investment power with respect to all Shares listed as owned by the Selling Stockholders. Certain of such Shares may be registered in the name of a nominee holder, including, without limitation, Goldman, Sachs & Co. Does not include an aggregate of 49,829 shares of the Company's Common Stock placed in escrow to secure the indemnification obligations of certain Selling Stockholders.

(2) It is unknown if, when or in what amounts a Selling Stockholder may offer Shares for sale and there can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby. Because the Selling Stockholders may offer all or some of the Shares pursuant to this Offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares that will be held by the Selling Stockholders after completion of the Offering, no estimate can be given as to the amount of the Shares that will be held by the Selling Stockholders after completion of the Offering. However, for purposes of this table, the Company has assumed that, after completion of the Offering, none of the Shares covered hereby will be held by the Selling Stockholders.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share.

COMMON STOCK

         As of August 3, 1998, there were issued and outstanding an aggregate of 25,351,420 shares of Common Stock held of record by 264 stockholders.

         Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to the preferential dividend rights of any outstanding Preferred Stock. Upon the liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to receive ratably the net assets of the Company available for distribution after the payment of all debts and other liabilities of the Company and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the Shares will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock that the Company may designate and issue in the future.

PREFERRED STOCK

         The Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of Preferred Stock, in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

         The stockholders of the Company have granted the Board of Directors authority to issue the Preferred Stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. No shares of Preferred Stock are issued or outstanding and the Company has no present plans to issue any shares of Preferred Stock.

DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

         The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

         The Amended and Restated Certificate of Incorporation of the Company (the "Amended and Restated Certificate of Incorporation") and the Restated Bylaws of the Company (the "Restated Bylaws") provide for the division of the Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, the Amended and Restated Certificate of Incorporation and Restated Bylaws provide that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of capital stock of the Company entitled to vote. Under the Amended and Restated Certificate of Incorporation and the Restated Bylaws, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

         The Amended and Restated Certificate of Incorporation and the Restated Bylaws also provide that any action required or permitted to be taken by the stockholders of the Company at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. The Amended and Restated Certificate of Incorporation and the Restated Bylaws further provide that special meetings of the stockholders may only be called by a Chairman of the Board of Directors, a Chief Executive Officer or, if none, a President of the Company or by the Board of Directors. Under the Company's Restated Bylaws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with certain requirements regarding advance notice to the Company. The foregoing provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company. These provisions may also discourage another person or entity from making a tender offer for the Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of the Company, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders' meeting, and not by written consent.

         The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is require to amend a corporations's Certificate of Incorporation or Bylaws, unless a corporation's Certificate of Incorporation or Bylaws, as the case may be, require a greater percentage. The Company's Amended and Restated Certificate of Incorporation and the Restated Bylaws require the affirmative vote of the holders of at least 75% of the shares of capital stock of the Company issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

         The Amended and Restated Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to the Company or its stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The Amended and Restated Certificate of Incorporation also contains provisions obligating the Company to indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

                              PLAN OF DISTRIBUTION

         The Shares covered hereby may be offered and sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions, including pursuant to one or more of the following methods: (i) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (ii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (iii) block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iv) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; and (v) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the Company's Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         In effecting sales, broker-dealers or agents engaged by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders, or from their pledgees, donees, transferees or other successors in interest in amounts to be negotiated immediately prior to the sale.

         In offering the Shares covered hereby, the Selling Stockholders, or their pledgees, donees, transferees or other successors in interest and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The Company has advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         The Company has agreed with the Selling Stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) such time as all of the Shares have been disposed of pursuant to and in accordance with such Registration Statement or (ii) August 25, 1999.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Hale and Dorr LLP.

                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ---------------

                                TABLE OF CONTENTS

                                                    PAGE
                                                    ----

Available Information.......................          3
Incorporation of Certain Documents..........
  By Reference..............................          3
Special Note Regarding Forward-Looking
  Information...............................          4
The Company.................................          4
Risk Factors................................          5
Use of Proceeds.............................         10
The Acquisition.............................         10
Selling Stockholders........................         10
Description of Capital Stock................         12
Plan of Distribution........................         14
Legal Matters...............................         15
Experts.....................................         15


                                --------------


================================================================================


================================================================================

                               SAPIENT CORPORATION



                                 205,315 SHARES
                                  COMMON STOCK


                                 --------------

                                   PROSPECTUS

                                 --------------





                               September ___, 1998



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee - Securities and Exchange Commission ..................       $2,559

Legal fees and expenses of the Company............................       $5,000

Accounting fees and expenses......................................       $5,000

Miscellaneous expenses............................................       $2,441

         Total Expenses...........................................      $15,000
                                                                        =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) shall be indemnified by the Registrant against expenses (including attorney's fees) and amounts paid in settlement reasonable incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorney's fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

         Indemnification is required to be made unless the Registrant determines (in the manner provided in its Amended and Restated Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the General Corporation Law of Delaware is amended to expand the indemnification permitted to officers and directors, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

  5.1      Opinion of Hale and Dorr LLP.

 23.1      Consent of KPMG Peat Marwick LLP.

 23.2      Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

 24.1      Power of Attorney (See page II-5 of this Registration Statement).

 24.2      Power of Attorney of Carl S. Sloane

 24.3      Power of Attorney of Darius W. Gaskins, Jr.

 24.4      Power of Attorney of Bruce D. Parker

 24.5      Power of Attorney of R. Stephen Cheheyl

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on August 31, 1998.


                                    SAPIENT CORPORATION



                                    By: /s/ J. Stuart Moore
                                        ----------------------------------------
                                        J. Stuart Moore
                                        Co-Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY


         We, the undersigned officers and directors of Sapient Corporation, hereby severally constitute and appoint Susan D. Johnson, Deborah England Gray, Paul P. Brountas and Jonathan Wolfman, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sapient Corporation to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             Signature                           Title                             Date
             ---------                           -----                             ----

/s/ Jerry A. Greenberg            Co Chief Executive Officer and Director     August 31, 1998
-------------------------------   (Principal Executiver Officer)
    Jerry A. Greenberg


/s/ J. Stuart Moore               Co-Chief Executive Officer and Director     August 31, 1998
-------------------------------   (Principal Executiver Officer)
    J. Stuart Moore


/s/ Susan D. Johnson              Chief Financial Officer (Principal          August 31, 1998
-------------------------------   Financial and Accounting Officer)
    Susan D. Johnson

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



              *                   Director                                    August 31, 1998
-------------------------------
         Carl S. Sloane


              *                   Director                                    August 31, 1998
-------------------------------
     Darius W. Gaskins, Jr.


              *                   Director                                    August 31, 1998
-------------------------------
        Bruce D. Parker


              *                   Director                                    August 31, 1998
-------------------------------
      R. Stephen Cheheyl



* By:  /s/ Susan D. Johnson
-------------------------------
       Susan D. Johnson
       Attorney-in-fact


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                         DESCRIPTION
------                         -----------


  5.1      Opinion of Hale and Dorr LLP.

 23.1      Consent of KPMG Peat Marwick LLP.

 23.2      Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

 24.1      Power of Attorney (See page II-5 of this Registration Statement).

 24.2      Power of Attorney of Carl S. Sloane

 24.3      Power of Attorney of Darius W. Gaskins, Jr.

 24.4      Power of Attorney of Bruce D. Parker

 24.5      Power of Attorney of R. Stephen Cheheyl